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                                                                     EXHIBIT 2.2



                               FIRST AMENDMENT TO
                          AGREEMENT FOR SALE OF SHARES

         This First Amendment to Agreement for Sale of Shares (this "FIRST AMENDMENT"), executed to be effective as of February 22, 2002, is entered into by and between Nextgen Communications Corporation, a Delaware corporation ("SELLER-SHAREHOLDER"), and Point to Point of Louisiana, Inc., a Louisiana corporation ("BUYER" or "ACQUIRING CORPORATION").

         WHEREAS, seller-shareholder and buyer entered into that certain Agreement for Sale of Shares dated February 22, 2002 (the "AGREEMENT FOR SALE"); and

         WHEREAS, seller-shareholder and buyer desire to amend the Agreement for Sale as set forth herein, in order to give effect to the parties' original intentions.

         NOW THEREFORE, the parties hereto agree as follows:

         1. The first paragraph of the preamble of the Agreement for Sale is hereby deleted and replaced in its entirety with the following paragraph:

                  Nextgen Communications Corporation, a corporation organized and existing under the laws of the State of Delaware, with its principal place of business at 11850 Jones Road, Houston, TX 77070 (referred to as "seller-shareholder"), and

         2. Subparagraph (1) of the Recitals is hereby deleted and replaced in its entirety with the following provision:

                  (1) Seller-shareholder owns all of the outstanding shares of capital stock of Point to Point Network Services, Inc., a Delaware corporation ("seller-corporation").

         3. Section Five is hereby deleted and replaced in its entirety with the following provision:

                                  SECTION FIVE

                  RELEASE OF INTERCOMPANY LOANS AND INDEMNIFICATION BY SELLER-SHAREHOLDER: Seller-shareholder hereby forgives, discharges, and forever releases any and all intercompany loans owed by seller-corporation to seller-shareholder, or any affiliate thereof, as of the date hereof. Buyer, on behalf of itself and seller-corporation, hereby forgives, discharges, and forever releases any and all intercompany loans owed by seller-shareholder to seller-corporation, or any affiliate thereof, as of the date hereof. Seller-shareholder shall indemnify buyer or seller-corporation for any losses, claims, demands, expenses, damages, or liabilities suffered by buyer or seller-corporation in connection with that certain Settlement Agreement and Mutual Release of Claims dated February 20, 2002 (the "Release"), by and among seller-corporation, seller-shareholder, and W. Michael Sullivan, it being the intention of the parties hereto that seller-shareholder be solely responsible for all payments required by the Release.

         4. The first sentence of Subparagraph (3) of Section Six is hereby deleted and replaced in its entirety with the following sentence:


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                  (3) The authorized capital stock of seller-corporation
                  consists of 10,000 shares of common stock, $.001 par value per share, 1,000 of which are issued and outstanding as of the date of this agreement.

         5. Subparagraph (2) of Section Seven is hereby deleted in its entirety.

         6. Except as expressly amended hereby, the Agreement for Sale remains in full force and effect. Capitalized terms that are not defined herein shall have the same meaning assigned to them in the Agreement for Sale.

                  [Remainder of page intentionally left blank.]


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         IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be executed and delivered as of the date first above written.

         This First Amendment to Agreement for Sale of Shares may be executed in one or more identical counterparts, including by facsimile signature, each of which shall be deemed to be an original and all of which together shall be deemed to be one instrument.


SELLER-SHAREHOLDER:

NEXTGEN COMMUNICATIONS CORPORATION


By:
    ------------------------------------------
       Frank J. Fradella
       President and Chief Executive Officer



BUYER:

POINT TO POINT OF LOUISIANA, INC.



By:
   -------------------------------------------
Name:
     -----------------------------------------
Title:
      ----------------------------------------


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